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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT is made as of December 5, 1997, by and between Networks Associates, Inc. (formerly McAfee Associates, Inc.), a Delaware corporation (the "Company"), and Marc Gorlin, as representative (the "Representative") of the holders of Gerard Klauer Mattison & Co., Inc. ("GKM") and the Class B Preferred Stock of Pretty Good Privacy, Inc.
(together with GKM, the "Stockholders").

                                    RECITALS

        WHEREAS, concurrent with delivery of this Agreement, the Company, PG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Pretty Good Privacy, Inc. ("PGP") are entering into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the PGP. Pursuant to the Merger, GKM and the holders of shares of Series B Preferred Stock of PGP (the "Series B Preferred") will be, among other things, entitled to receive warrants (each a "Warrant") to purchase a certain number of shares of Common Stock of the Company;

        WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger Agreement;

        WHEREAS, the Merger Agreement provides that the shares of Common Stock of the Company that are issuable upon exercise of the Warrants to the Stockholders be granted registration rights as set forth herein; and

        WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Merger Agreement;

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Registration Rights. The Company covenants and agrees as follows:

               1.1 Definitions. For purposes of this Section 1:

                      (a) The term "Act" means the Securities Act of 1933, as amended.

                      (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.


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                      (c) The term "register," "registered," and "registration"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                      (d) The term "Registrable Securities" means the Common Stock of the Company ("Common Stock") issuable to the Stockholders upon exercise of the Warrants in accordance with the terms and conditions of the Merger Agreement and the Warrants.

                      (e) The term "SEC" shall mean the Securities and Exchange Commission.

               1.2 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC as soon as practicable, but in no event later than 30 days after the Closing Date, a registration statement on Form S-3 with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, subject to the provisions below, use its best efforts to, keep such registration statement effective for a period of 365 days or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises the Representative in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, the Representative shall notify the Stockholders of such circumstances and instruct the Stockholders to suspend any further sale of Registrable Securities pursuant to the Registration Statement until the Company advises the Representative that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and director are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy if the Company reasonably determines that such amendment would require the premature public disclosure of material non-public information. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for the Stockholders to recommence sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy. In addition, the Company may suspend use of the registration statement to the extent the Company is advised by its legal counsel that, such action is reasonably necessary to comply with applicable federal securities laws. In the event the sales of Registrable Securities of the Stockholders are suspended as provided above, the 365-day period during which a registration statement must be kept effective shall be extended for the total number of days during which sales are suspended.


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                      (b) Subject to subsection 1.2(a), prepare and file with
the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Representative for the benefit of the Stockholders such numbers of copies of a prospectus in conformity with the requirements of the Act, and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Representative on behalf of the Stockholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                      (e) The Company may include securities issued in connection with any acquisition not otherwise registered on an S-4 Registration Statement in the registration pursuant to this Agreement.

               1.3 Information from Stockholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of the Stockholders that the Representative or the Stockholders shall furnish to the Company such information regarding the Stockholders, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

               1.4 Expenses of Registration. All expenses of the Representative and the Stockholders, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees of the Representative and the Stockholders other than the fees of one counsel to the Representative and the Stockholders (not to exceed $10,000).

               1.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) The Company will indemnify and hold harmless the Representative and the Stockholders against any losses, claims, damages, or liabilities (joint or several) to which Stockholder may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the


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following statements, omissions or violations (collectively a "Violation"): (i)
any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements' therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to the Representative and the Stockholders any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by the Stockholders. In addition, the Company shall not be liable for any untrue statement or omission in any prospectus if a supplement or amendment thereto correcting such untrue statement or omission was delivered to the Representative on behalf of the Stockholders prior to the pertinent sale or sales by the Stockholder.

                      (b) Each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, the Representative and any other stockholder selling securities in such registration statement and any controlling person of the Representative and any such stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Stockholder expressly for use in connection with such registration; and Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Stockholder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.5(b) exceed the gross proceeds from the offering received by Stockholder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party


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(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

                      (d) If the indemnification provided for in this Section
1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) The obligations of the Company, the Representative and the Stockholders under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this
Section 1, and otherwise.

               1.6 Reports Under the Securities Exchange Act. The Company agrees to file with the SEC in a timely manner all reports and other documents and information required of the Company under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

        2. Miscellaneous.

               2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


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               2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Representative (acting upon or at the direction of holders of a majority of the outstanding Warrants).

               2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.


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        IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above written.

                              NETWORKS ASSOCIATES, INC.


                              By: /s/ PRABHAT K. GOYAL
                                 -------------------------------
                                 Prabhat K. Goyal, Chief Financial Officer

                              Address: 2805 Bowers Avenue
                                       Santa Clara, California 95051-0963



                              REPRESENTATIVE


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                              Address:
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                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]